Exhibit 10.31

STRICTLY CONFIDENTIAL

CONSULTING SERVICES AGREEMENT

by and between

TWIN CITY BIO LLC

as the Company

And

NEFRO HEALTH,

as the Service Provider

Dated effective as of January 1, 2020

TABLE OF CONTENTS

Page

Section 1. Definitions 1

Section 2. Interpretation 3

Section 3. Appointment of Service Provider; Limited Scope of Services 4

Section 4. Selection of Personnel 5

Section 5. Legal and Regulatory Compliance 5

Section 6. Records and Accounts 5

Section 7. Fees and Expenses of Service Provider 5

Section 8. Indemnification 6

Section 9. Term; Termination 7

Section 10. Action upon Termination 8

Section 11. Assignment or Transfer 8

Section 12. Survival 8

Section 13. Confidentiality 9

Section 14. Amendments 9

Section 15. Governing Law 9

Section 16. Waiver of Jury Trial 9

Section 17. Severability 10

Section 18. No Waiver 10

Section 19. Discretion; Good Faith 10

Section 20. Counterparts; Binding Effect 10

Section 21. No Third Party Beneficiaries 11

Section 22. Relationship Generally; No Authority to Bind 11

Section 23. Further Assurances 11

Section 24. Headings 11

Section 25. Entire Agreement 11

Section 26. Notices 11

i

CONSULTING SERVICES AGREEMENT

This consulting services agreement, dated effective as of January 1, 2020 (such agreement as amended, modified or waived from time to time, the “Agreement”), is entered into by and between Twin City Bio LLC, a Delaware limited liability company (the “Company”) and Nefro Health, an Irish partnership, as the service provider (together with its successors and assigns in such capacity, the “Service Provider”).

RECITALS

WHEREAS, the Company is engaged in developing a Breakthrough Autologous Cell Therapy by arresting and restoring renal function to delay or prevent ESRD. The therapy improves quality of life in CKD/ESRD patients without the need for dialysis or transplants requiring immunosuppression;

WHEREAS, in connection with such business, the Company wishes to engage the Service Provider to provide certain services described herein, which the parties acknowledge will be primarily performed by Pablo Legorreta;

WHEREAS, the Service Provider has agreed to provide the services described herein upon the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the foregoing recitals, and the receipt of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows.

Section 1. Definitions. As used in this Agreement (including its exhibits, schedules and annexes), the following terms shall have the meanings set forth below.

“Affiliate” (including its derivatives and similar terms) shall mean, when used with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person in question. For the avoidance of doubt, the Service Provider shall not be deemed to be an Affiliate of the Company for purposes of this Agreement.

“Agreement” shall have the meaning specified in the introductory paragraph hereof. “Applicable Law” shall mean, in relation to any Person, transaction or event, all applicable provisions of laws, statutes, rules, ordinances, regulations, official directives, published guidelines or policies, bylaws, standards and codes of practice of, and the terms of all judgments, orders, permits, authorizations, approvals, grants, licenses, consents, injunctions, awards, determinations and decrees enacted, made, granted or issued by, any Governmental Authority applicable to such Person, transaction or event.

“Business Day” means a day on which commercial banks are open for business in the cities of New York, New York and Dublin, Ireland.

“Claim” shall have the meaning specified in Section 8(b).

“Company” shall have the meaning specified in the introductory paragraph hereof. “Confidential Information” shall have the meaning specified in Section 13(a).

“Control” (including its derivatives and similar terms) shall mean possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of any such relevant Person by ownership of voting interest, by contract or otherwise.

“Covered Losses” shall mean any and all losses, claims, liabilities, damages, expenses or costs (including any claim, judgment, award, settlement, legal and other professional fees and disbursements, and other costs or expenses) incurred by or asserted against any Covered Person, whether or not matured or unmatured or whether or not asserted or brought due to contractual or other restrictions, joint or several.

“Covered Person” shall mean each of the Service Provider, its Affiliates and its and their respective Representatives.

“Governmental Authority” shall mean (i) any government or quasi-governmental authority or political subdivision thereof, national, state, county, municipal or regional, whether U.S. or non- U.S.; (ii) any agency, regulator, arbitrator, board, body, branch, bureau, commission, corporation, department, master, mediator, panel, referee, system or instrumentality of any such government, political subdivision or other government or quasi-government entity, whether non-U.S. or U.S.; and (iii) any court, whether U.S. or non-U.S.

“Initial Term” shall have the meaning specified in Section 9(a).

“Material Adverse Effect” shall mean any event or circumstance that has a material adverse effect on (i) the business, operations, assets or financial condition of the Company or the Service Provider and its Affiliates, as applicable, taken as a whole; (ii) the validity or enforceability of this Agreement; or (iii) the performance by the Company or the Service Provider, as applicable, of its obligations under this Agreement.

“Organizational Document” shall mean, with respect to any Person, (i) if a corporation, the memorandum and articles of association or the certificate of incorporation and the bylaws; (ii) if a general partnership, any agreement and any statement of partnership; (iii) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (iv) if a limited liability company, the certificate or articles of organization and operating agreement; (v) if a limited liability partnership, the members’ agreement and the certificate of incorporation; (vi) any other charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; (vii) all equityholders’ agreements, voting agreements, voting trust agreements, joint venture agreements, or other agreements or documents relating to the organization, management or operation of any Person, or relating to the rights, duties and obligations of the equityholders of any Person; and (viii) any amendment, modification, restatement or supplement to any of the foregoing.

“Person” shall mean a corporation, an association, a partnership (general or limited), a limited liability company, an exempted company, an exempted limited partnership, a limited liability partnership, a business trust, an organization, an estate, a custodian, a joint venture, a nominee, a proprietorship or any other legal entity, a natural person, a government or political subdivision thereof or a Governmental Authority.

“Proceedings” shall have the meaning specified in Section 15(b). “Renewal Term” shall have the meaning specified in Section 9(a).

“Representatives” shall mean, when used with respect to any Person, such Person’s Affiliates, and its and their respective current or former partners, directors, members, direct or indirect equity owners, officers, principals, managers, employees, agents, consultants, advisors or representatives. For the avoidance of doubt, the Service Provider shall not be deemed to be a Representative of the Company for purposes of this Agreement.

“Service Provider” shall have the meaning specified in the introductory paragraph hereof. “Service Provider Expenses” shall mean any and all out-of-pocket costs and expenses related in any way to the activities of the Service Provider, its Affiliates or any of its and their respective Representatives under this Agreement; provided, however, that Service Provider Expenses shall not include general administrative and overhead costs and expenses incurred by the Service Provider, its Affiliates or any of its and their respective Representatives (including all employee wages, benefits, bonuses, severance payments and employment taxes (including social security taxes and unemployment taxes)).

“Service Provider Fee” shall have the meaning specified in Section 7(a). “Services” shall have the meaning specified in Section 3(a).

“Subsidiary” shall mean, with respect to a Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

Section 2. Interpretation. Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in any certificate, report or other document made or delivered pursuant hereto or thereto: (i) each term defined in the singular form in Section 1 or elsewhere herein shall mean the plural thereof when the plural form of such term is used herein or any other certificate, report or other document made or delivered pursuant hereto or thereto, and each term defined in the plural form in Section 1 shall mean the singular thereof when the singular form of such term is used herein or therein; (ii) the words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, the term “including” means “including without limitation,” and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified; (iii) unless otherwise specified, each reference to any agreement, including this Agreement, document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof; (iv) any reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted hereunder; (v) any reference to any gender includes each other gender and (vi) any reference to day or days without further qualification means calendar days.

Section 3. Appointment of Service Provider; Limited Scope of Services.

(a)
The Company hereby appoints the Service Provider to provide certain services set forth on Exhibit A (collectively together with other related and incidental services requested by the Company from time to time, the “Services”) and other assistance as is consistent with the terms of this Agreement, and the Service Provider hereby accepts such appointment and, subject to and in accordance with the applicable terms and provisions of this Agreement, agrees to perform the Services requested of it by the Company. The Company hereby directs the Service Provider to perform the Services for the Company pursuant to the terms of this Agreement as shall be requested by the Company from time to time. The parties acknowledge that the Services will be primarily performed by Pablo Legorreta.

(b)
The Service Provider shall devote such time to the performance of the Services contemplated hereby as the Service Provider shall deem, in its good faith discretion, reasonably necessary or appropriate; provided, however, that no minimum number of hours is or will be required to be devoted by the Service Provider on a weekly, monthly, annual or other basis. Such Services, in the Service Provider’s good faith discretion, shall be rendered in person or by telephone or other communication. For the avoidance of doubt, the Service Provider shall have no obligation to the Company as to the manner and time of rendering its Services hereunder.

(c)
The Service Provider’s scope of assistance and performance of its duties hereunder is limited to the Services specifically provided for in this Agreement. The Service Provider shall not assume or be deemed to assume any rights or obligations of the Company under any other document or agreement to which the Company is a party. The Services may include advice and recommendations regarding potential future events and there can be no guarantee that such future events will occur as anticipated or at all. The Company will be responsible for determining the manner in which such advice and recommendations will be used and the Service Provider will not be liable in respect of any decisions made by the Company as a result of the Service Provider providing the Services hereunder. The Service Provider shall not have any responsibility for implementing any advice or recommendations provided for in this Agreement and will not perform any management functions or make management decisions with respect to any such advice or recommendations. Services performed by directors, partners, direct or indirect equity owners, members, managers, principals, or employees of, or consultants to, the Service Provider in their capacity as directors, partners, direct or indirect equity owners, members, managers, principals or employees of the Company shall not comprise a part of the Services.

(d)
Any advice or opinions provided by the Service Provider may not be referred to publicly or disclosed to any third party (other than to the Company’s legal, tax, financial or other advisors; provided, that such advisors agree to keep such advice or opinions confidential), except in accordance with the Service Provider’s prior written consent.

Section 4. Selection of Personnel. The selection and assignment of the Service Provider personnel needed to perform the Services to be provided to the Company under this Agreement will be solely determined by the Service Provider. It is understood and agreed that the Service Provider personnel performing such Services will, in the Service Provider’s good faith judgment, meet the job or position qualifications normally required for the functions to be performed by such personnel.

Section 5. Legal and Regulatory Compliance. Each party undertakes to take all action as may be required to ensure that it and, in the case of the Service Provider, each of its delegates are in material compliance with and perform their obligations under this Agreement and under any laws, regulations or requirements applicable to the performance of such obligations under this Agreement.

Section 6. Records and Accounts. The Service Provider shall maintain appropriate books and records relating to the Services it provides hereunder, and such books and records shall be accessible for inspection by a representative of the Company at any time during normal business hours (subject to reasonable prior notice). The Service Provider shall not destroy any books or records except in conformity with their relevant retention policies and as consistent with Applicable Law. If the Company deems it appropriate to take steps to ensure that, notwithstanding such a retention policy, books and records should be maintained (whether in anticipation of litigation or otherwise), the Company shall promptly notify the Service Provider who, on receipt of such notice, shall take reasonable steps to ensure the preservation of such books and records.

Section 7. Fees and Expenses of Service Provider.

(a)
As consideration for the Service Provider’s provision of the Services hereunder, the Company shall pay, or cause to be paid, to the Service Provider a nonrefundable quarterly fee equal to $25,000 (the “Service Provider Fee”). Such Service Provider Fee shall be payable in full in advance on the first day of each calendar quarter. The first payment of the Service Provider Fee shall be made to the Service Provider on the date hereof. The Company and the Service Provider agree that the Service Provider Fees payable hereunder are absolute, unconditional and irrevocable, and shall be deemed earned when paid and, absent manifest error in the calculation or payment of the amount thereof, shall not be refundable under any circumstances.

(b)
The Company shall pay all Service Provider Expenses incurred by the Service Provider, its Affiliates or any of its and their respective Representatives. Such Service Provider Expenses shall be paid not later than thirty (30) days after the receipt by the Company of itemized invoices setting forth such expenses (including reasonable supporting detail).

(c)
The payments described in this Section 7 shall be paid in full, free of any deductions or withholdings for taxes, unless the Company is compelled by Applicable Law to make payments subject to any such taxes. In such event, the Company shall pay to the Service Provider such additional amounts as may be necessary so that the Service Provider receives a net amount equal to the full amount which would have been receivable had payment not been made subject to such taxes.

(d)
All fees, expenses, or other amounts payable hereunder shall be paid in the currency of the United States of America and shall, unless the Service Provider otherwise directs the Company in writing, be made by wire transfer of immediately available funds to the bank account which the Service Provider so designates in writing.

(e)
The provisions of this Section 7 shall survive the termination of this Agreement solely with respect to any fees or expense reimbursement that have accrued prior to termination hereof.

Section 8. Indemnification.

(a)
No Covered Person shall be liable, in damages or otherwise, to the Company or any of its Affiliates, Representatives or Subsidiaries for any act or omission performed or omitted to be performed by any Covered Person pursuant to the authority granted by this Agreement, except to the extent that such act or omission results from acts or omissions of such Covered Person that constitutes willful misconduct, fraud or gross negligence; provided that,

(i) the Covered Persons shall not be liable under this Agreement, in the aggregate, for any amounts that exceed amounts paid to the Service Provider under this Agreement and (ii) in no event shall any Covered Person be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including lost profits). To the fullest extent permitted by Applicable Law, the Company shall indemnify and hold harmless each Covered Person from and against any and all Covered Losses incurred by or asserted against any Covered Person arising out of, in connection with, or as a result of any acts or omissions or alleged acts or omissions of any Covered Person’s or any other Person’s activities in connection with the performance of the Services contemplated hereunder or otherwise in connection with its obligations under this Agreement, regardless of whether a Covered Person continues to be a Covered Person at the time any such liability or expense is paid or incurred, except to the extent that such act or omission results from acts or omissions of such Covered Person that constitutes willful misconduct, fraud or gross negligence; provided that, notwithstanding the foregoing, no such indemnity shall be available with respect to any action that is solely an internal dispute among the partners or employees of a Covered Person. The termination of any action, suit, or proceeding by judgment, order, settlement or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Covered Person acted in a manner contrary to that specified in the preceding sentence.

(b)
Expenses (including reasonable attorneys’ fees and disbursements) incurred in defending any pending or threatened claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “Claim”), subject to Section 8(a) shall be advanced by the Company in advance of the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Covered Person to repay such amount if it shall ultimately be determined, by a court of competent jurisdiction, that the Covered Person is not entitled to be indemnified by the Company as authorized hereunder. The Covered Persons shall not be responsible for the loss of, or damage to, the Company, or any of its Affiliates, Representatives or Subsidiaries or any assets of the Company or any of its Affiliates, Representatives or Subsidiaries if such loss, damage or failure shall be caused by or be directly or indirectly due to war damage, enemy action, the act of any Governmental Authority, investment exchange or brokerage house, or due to any riot, civil commotion, rebellion, fire, lock-out, strike, power failure, computer error or failure, delay, breakdown, failure or malfunction of any external telecommunication or computer service or electronic transmission systems, unavailability of market prices or suspension of dealing on relevant exchanges, or other cause beyond the control of the relevant Covered Person.

(c)
In any Claim against the Company in which the Company, on the one hand, and any Covered Person, on the other hand, is, or is reasonably likely to become, a party, such Covered Person shall have the right to employ separate counsel at the expense of the Company, and to control its own defense of such Claim. The Company agrees that it will not, without the prior written consent of the applicable Covered Person, settle, compromise or consent to the entry of any judgment in any Claim relating to the matters contemplated hereby (if any Covered Person is a party thereto or has been threatened to be made a party thereto) unless such settlement, compromise or consent provides only for monetary payment for which the applicable Covered Person is entitled to indemnification under this Agreement or includes an unconditional release of the applicable Covered Person party thereto from all liability arising or that may arise out of such Claim.

(d)
The rights of any Covered Person to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement to which such Covered Person is or becomes a party or is or otherwise becomes a beneficiary or under Applicable Law. The Company hereby agrees that it is the indemnitor of first resort (i.e., its obligations to any Covered Person under this Agreement are primary and any obligation of the Service Provider (or any Affiliate thereof) to provide advancement or indemnification for the same Covered Losses (including all interest, assessment and other charges paid or payable in connection with or in respect of such Covered Losses) incurred by any Covered Person are secondary, and if the Service Provider (or any Affiliate thereof) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, bylaws, charter or otherwise) with any Covered Person, then the (A) Service Provider (or such Affiliate, as the case may be) shall be fully subrogated to all rights of the applicable Covered Person with respect to such payment and (B) Company shall reimburse the Service Provider (or such other Affiliate) for the payments actually made.

Section 9. Term; Termination.

(a)
Unless otherwise terminated earlier in accordance with the terms of this Section 9, this Agreement shall remain in full force and effect from the date hereof until December 31, 2020 (such period, the “Initial Term”) and shall be automatically renewed for additional periods of one (1) year each (each such additional period, a “Renewal Term”), unless the Service Provider or the Company gives written notice of its termination of this Agreement at least ninety

(90) calendar days prior to the scheduled termination date, in which event this Agreement will terminate on the scheduled termination date.

(b)
Subject to the terms of Section 9(d) and 10 below, either party may terminate this Agreement for any reason and at any time upon thirty (30) days prior written notice to the other party.
(c)
Each of the Company, on one hand, and the Service Provider, on the other hand, may terminate this Agreement by giving written notice of termination to the other party upon the occurrence of a breach by the Service Provider, on one hand, or the Company, on the other in the performance of its obligations hereunder or in respect of any provision, representation, warranty or covenant hereof, in each case, where such breach could reasonably be expected to have a Material Adverse Effect on the non-breaching party and such breach has not been cured (if curable) by the breaching party within thirty (30) days after receiving written notice thereof.

(d)
If this Agreement is terminated pursuant to this Section 8, such termination shall be without any further liability or obligation of any party to the other, except as provided in Section 6, Section 7, Section 8, Section 9 and Section 10. The termination of this Agreement shall not release from the obligation to make payment of all amounts then or thereafter due and payable hereunder.

Section 10. Action upon Termination.

(a)
Upon termination of this Agreement, the Service Provider shall forthwith deliver to the Company (and pending delivery shall hold on trust for), or such party as the Company shall direct, all books of account, papers, records, registers, correspondence and documents in the Service Provider’s possession or under its control belonging to the Company and any other security therefor, any moneys then held by the Service Provider on behalf of the Company and any other assets of the Company, in each case, which the Company received in connection with the performance of its duties hereunder and free and clear of any lien or right of set-off exercisable by the Service Provider and shall take such further action as the Company may reasonably direct. In addition, the Service Provider shall use reasonable efforts to ensure that it and any individuals within its control promptly deliver to the Company all records, documents, accounts, letters and papers within its possession or control relating to the affairs and business of the Company and any other property belonging to the Company within its possession, in each case, which documents or property the Service Provider received in connection with the performance of its duties hereunder.

(b)
Notwithstanding such termination, (i) each party shall remain liable for its acts or omissions or breaches hereunder only to the extent set forth in Section 8 arising prior to and up to the date of termination; and (ii) the Service Provider shall reasonably cooperate in any proceeding arising in connection with this Agreement (excluding any such proceeding in which claims are asserted against the Service Provider) upon the offer of appropriate pre-funding, indemnifications and expense reimbursement.

Section 11. Assignment or Transfer. Neither the Service Provider nor the Company may assign or transfer any of their respective rights, duties or obligations under this Agreement without the written consent of the other party; provided, however, that the Service Provider may assign or transfer any of its rights, duties or obligations under this Agreement to any wholly-owned Subsidiary of the Service Provider without the consent of the Company.

Section 12. Survival. Section 1, Section 2, Section 6, Section 7, Section 8, Section 12, Section 13 and Section 15 through Section 22 shall survive the termination of this Agreement and the representations and warranties of the parties hereto contained in this Agreement shall survive such termination of this Agreement and the rights and obligations of the parties hereto shall survive such termination of this Agreement to the extent (and only to the extent) that any performance is required after such termination to effectuate the intentions hereof.

Section 13. Confidentiality.

(a)
Unless otherwise specified by the party providing such information, the parties hereto agree to keep all information received under or in connection with this Agreement confidential (“Confidential Information”) and not disclose such Confidential Information to any third party; provided that, (i) any Confidential Information may be disclosed by either party to its Representatives who need to know such Confidential Information in furtherance of the purposes of this Agreement; (ii) any Confidential Information may be disclosed if required by Applicable Law; and (iii) any other disclosure of the Confidential Information may be made with the prior written consent of the party providing such Confidential Information hereunder. The term “Confidential Information” does not include information which (A) is or becomes generally available to the public, (B) was or becomes available to either party on a non-confidential basis from a source other than the Service Provider or the Company or (C) is independently developed by the Service Provider or the Company without reference to or reliance upon any Confidential Information.

(b)
Within thirty (30) days of the termination of this Agreement for any reason, if so requested, each party shall return to the other party all materials in whatever form containing any Confidential Information; provided that, such Confidential Information (or copies thereof) may be retained to the extent required by Applicable Law or internal record-keeping policies. The confidentiality obligations provided herein shall survive for a period of two (2) years after the date of termination of this Agreement.

Section 14. Amendments. This Agreement may not be modified or amended other than by an agreement in writing executed by each of the parties hereto.

Section 15. Governing Law.

(a)
This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The parties unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in the State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(b)
The parties hereto irrevocably agree for the benefit of each other that the state and federal courts in the State of New York, County of New York are to have exclusive jurisdiction to settle any disputes (whether contractual or non-contractual) which may arise out of or in connection with this Agreement and that accordingly any action arising out of or in connection therewith (together referred to as “Proceedings”) may be brought in such courts. The parties hereto irrevocably submit to the jurisdiction of such courts and waive any objection which they may have now or hereafter to the laying of the venue of any Proceedings in any such court and any claim that any Proceedings have been brought in an inconvenient forum and further irrevocably agree that a judgment in any Proceedings brought in such courts shall be conclusive and binding upon the parties hereto and may be enforced in the courts of any other jurisdiction.

Section 16. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY

HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ITS ENTERING INTO THIS AGREEMENT.

Section 17. Severability. Each provision of this Agreement shall be considered severable and if for any reason any provision which is not essential to the effectuation of the basic purposes of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable and contrary to existing or future Applicable Law, such invalidity shall not impair the operation of or affect those provisions of this Agreement which are valid. In that case, this Agreement shall be construed to limit any term or provision so as to make it enforceable or valid within the requirements of Applicable Law, and in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

Section 18. No Waiver. The performance of any condition or obligation imposed upon any party hereunder may be waived only upon the written consent of the parties hereto. Such waiver shall be limited to the terms thereof and shall not constitute a waiver of any other condition or obligation of the other party under this Agreement. Any failure by any party to this Agreement to enforce any provision shall not constitute a waiver of that or any other provision or this Agreement.

Section 19. Discretion; Good Faith. To the fullest extent permitted by Applicable Law and notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of law or equity or otherwise, whenever in this Agreement the Service Provider or any representatives thereof is permitted or required to make a decision (i) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, the Service Provider or such other Person shall be entitled to consider only such interests and factors as it desires, including its own interests, and, to the fullest extent permitted by Applicable Law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person, or (ii) in its “good faith” or under another express standard, the Service Provider or such other Person shall act under such express standard and, to the fullest extent permitted by Applicable Law, shall not be subject to any other or different standard imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise, and may exercise its discretion differently with respect to the Company. If any questions should arise with respect to the services provided hereunder that are not specifically provided for in this Agreement or the Applicable Law, or with respect to the interpretation of this Agreement, the Service Provider is hereby authorized to make a final determination with respect to any such question and to interpret this Agreement in good faith, and its determination and interpretation so made shall be final and binding on all parties.

Section 20. Counterparts; Binding Effect. This Agreement may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. In addition, to the maximum extent permitted by

Applicable Law, a Person shall become bound in accordance with the terms of this Agreement if such Person (or a representative authorized by such Person orally, in writing or by other action) executes any other writing evidencing the intent of such Person to enter into this Agreement.

Section 21. No Third Party Beneficiaries. Except as otherwise provided herein, the provisions of this Agreement are not intended to be for the benefit of or enforceable by any third party, other than by Covered Persons pursuant to the terms of Section 8.

Section 22. Relationship Generally; No Authority to Bind. This Agreement does not make any party the employee, partner, agent, joint venturer, or representative of any other party for any purpose whatsoever. The Service Provider shall not have any right or authority to conclude contracts in the name of the Company or otherwise to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the Company. In fulfilling its obligations pursuant to this Agreement, the Service Provider will be acting as an independent contractor. The Service Provider shall have no authority to act for or to bind the Company while acting in its capacity as a consultant to the Company under this Agreement without the prior written consent of the Company. This Agreement shall in no way prohibit any of the Service Provider, its Affiliates, and its or their respective Representatives from engaging in other activities or performing services for its or their own account or for the account of others, including for any Person that may be in competition with any business of the Company, and the Company disclaims to the fullest extent any prohibition thereon.

Section 23. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as are required in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

Section 24. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 25. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement. The express terms of this Agreement control and supersede any course of performance and any usage of the trade inconsistent or in conflict with any of the terms of this Agreement. In the event that any provision of any Organizational Document of any party hereto or other contract or agreement to which any party hereto is a party is inconsistent or in conflict with any provision in this Agreement, (i) the provisions of this Agreement shall govern, (ii) such Organizational Document or other contract or agreement shall be read and construed so that it is consistent and not in conflict with this Agreement and (iii) such party shall take such action as may be necessary to amend the applicable provision in such Organizational Document or other contract or agreement in order to correct such inconsistency or conflict in favor of such provision of this Agreement.

Section 26. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) to the Company,

(A) mailed, certified or registered mail, first-class postage paid, return receipt requested, (B) sent by an internationally recognized overnight mail or courier service, (C) delivered by hand, (D) transmitted via facsimile, or (E) transmitted via email, to the Company at tim.bertram@twincitybio.com, or such other address of Company, as notified to the other parties hereto; (ii) to the Service Provider, (A) mailed, certified or registered mail, first-class postage paid, return receipt requested, (B) sent by an internationally recognized overnight mail or courier service, (C) delivered by hand, (D) transmitted via facsimile, or (E) transmitted via email, to 110 East 59th Street, Suite 3300, New York, New York 10022, jaimegomez@latinamericanpharma.com, or such other address of the Service Provider, as notified to the other parties hereto. Any notices, requests, demands and other communications hereunder shall be deemed received, unless earlier received, (1) if sent by certified or registered mail, first- class postage paid, return receipt requested, when actually received, (2) if sent by an internationally recognized mail or courier service, on the third Business Day after deposit therewith, (3) if delivered by hand, on the date of receipt, (4) if sent by facsimile transmission, on the date sent (provided that, machine confirmation is received and a confirmatory copy is sent by one of the foregoing means), or (5) if sent by email, on the date sent (provided that, a confirmatory copy is sent by one of the foregoing means).

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IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed as of the date hereof by its duly authorized representative.

NEFRO HEALTH, as the Service Provider

By: /s/ Jaime Gomez-Sotomayor

Name: Jaime Gomez-Sotomayor Title: Authorized Signatory

Signature Page to Services Agreement (Twin City Bio LLC)

TWIN CITY BIO LLC, as the Company

By: /s/ Tim Bertram

Name: Tim Bertram

Title: Chief Executive Officer

Signature Page to Services Agreement (Twin City Bio LLC)

Exhibit A

Services
1. Review safety and efficacy outcomes for USA and international Clinical Trials – 002, 003, 004, 005, 006, 007 and 008.
2. Review plans and performance of new Clinical Sites for conduct of globally regulated clinical trials in the North America and EU.
3. Advise and strategic planning of the design for new international Clinical Trials including 006, 007 and long term follow up 008.
4. Review the design and implementation of advanced cell-based cGMP manufacturing capability and capacity Expansion in North Carolina.
5. Review the design of bioprocess automation for the manufacture of cell- based advanced medicine therapeutics.

6. Provide advice in the review and development of the business policies and strategies of the Company Group, including the review and development of growth, financing, international business development, partnering and acquisition opportunities.

7. Provide advice concerning vendor, supplier, and contractual relationships of the Company Group.

Exhibit A